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                                                                     Exhibit 2.3

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                       PEGASUS COMMUNICATIONS CORPORATION,

                         PEGASUS HOLDINGS CORPORATION I

                                       AND

                            PEGASUS MERGER SUB, INC.

                             DATED AS OF 2/22, 2001



                          Pursuant to Section 251(g) of
                      the Delaware General Corporation Law



         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of 2/22, 2001, by and among Pegasus Communications Corporation, a Delaware corporation (the "Company"), Pegasus Holdings Corporation I, a Delaware corporation ("Holdings") and a direct, wholly owned subsidiary of the Company, and Pegasus Merger Sub, Inc., a Delaware corporation ("Merger Sub") and a direct, wholly owned subsidiary of Holdings.

                             PRELIMINARY STATEMENTS

         1. As of the date hereof, the Company's authorized capital stock consists of 500,000,000 shares, of which (i) 250,000,000 shares are designated Class A Common Stock, par value $0.01 per share (the "Company Class A Common Stock"), (ii) 30,000,000 shares are designated Class B Common Stock, par value $0.01 per share (the "Company Class B Common Stock"), (iii) 200,000,000 shares are designated Non-Voting Common Stock, par value $0.01 per share, and (iv) 20,000,000 shares are designated as Preferred Stock, of which (a) 100,000 shares, plus shares heretofore issued and to be issued to pay in-kind dividends, are designated 12 3/4% Series A Cumulative Exchangeable Preferred Stock, par value $0.01 per share (the "Company Series A Preferred Stock"), (b) 5,707 shares are designated Series B Junior Convertible Participating Preferred Stock, par value $0.01 per share (the "Company Series B Preferred Stock"), (c) 3,000,000 shares are designated 6 1/2% Series C Convertible Preferred Stock, par value $0.01 per share (the "Company Series C Preferred Stock"), (d) 22,500 shares are designated Series D Junior Convertible Participating Preferred Stock, par value $0.01 per share (the "Company Series D Preferred Stock") and (e) 10,000 shares are designated Series E Junior Convertible Participating Preferred Stock, par value $0.01 per share (the "Company Series E Preferred Stock").


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         2. As of the date hereof, Holdings' authorized capital stock consists of 500,000,000 shares, of which (i) 250,000,000 shares are designated Class A Common Stock, par value $0.01 per share (the "Holdings Class A Common Stock"),
(ii) 30,000,000 shares are designated Class B Common Stock, par value $0.01 per share (the "Holdings Class B Common Stock"), (iii) 200,000,000 shares are designated Non-Voting Common Stock, par value $0.01 per share, (iv) 20,000,000 shares are designated as Preferred Stock, of which (a) 162,587.9309 shares, plus shares to be issued to pay in-kind dividends, are designated 12 3/4% Series A Cumulative Exchangeable Preferred Stock, par value $0.01 per share (the "Holdings Series A Preferred Stock"), (b) 5,707 shares are designated Series B Junior Convertible Participating Preferred Stock, par value $0.01 per share (the "Holdings Series B Preferred Stock"), (c) 3,000,000 shares are designated 6 1/2% Series C Convertible Preferred Stock, par value $0.01 per share (the "Holdings Series C Preferred Stock"), (d) 22,500 shares are designated Series D Junior Convertible Participating Preferred Stock, par value $0.01 per share (the "Holdings Series D Preferred Stock") and (e) 10,000 shares are designated Series E Junior Convertible Participating Preferred Stock, par value $0.01 per share (the "Holdings Series E Preferred Stock").

         3. As of the date hereof, Merger Sub's authorized capital stock consists of two hundred (200) shares of common stock, par value $1.00 per share (the "Merger Sub Common Stock").

         4. The designations, rights and preferences, and the qualifications, limitations and restrictions of Holdings' capital stock are the same as those of the Company's capital stock.

         5. The Amended and Restated Certificate of Incorporation of Holdings (the "Holdings Charter") and the By-laws of Holdings (the "Holdings By-laws") in effect immediately after the Effective Time (as hereinafter defined) will contain provisions identical to the Amended and Restated Certificate of Incorporation of the Company (the "Company Charter"), and By-laws of the Company (the "Company By-laws"), each in effect immediately before the Effective Time (as hereinafter defined) (other than as required or permitted by Section 251(g) of the Delaware General Corporation Law (the "DGCL")).

         6. The directors and executive officers of the Company immediately before the Merger (as hereinafter defined) will be the directors and executive officers of Holdings as of the Effective Date.

         7. Holdings and Merger Sub are newly formed corporations organized for the purpose of participating in the transactions herein contemplated.

         8. The Company desires to create a new holding company structure by merging Merger Sub with and into the Company, with (i) the Company continuing as the surviving corporation of such merger and (ii) each outstanding share (or any fraction thereof) of Company Class A and B Common Stock and Series A, B, C, D and E Preferred Stock being converted in such merger into a like number of shares of Holdings Class A and B Common Stock and Series A, B, C, D and E Preferred Stock, respectively, all in accordance with the terms of this Agreement (the "Merger").



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         9. The boards of directors of Holdings, Merger Sub and the Company, the
Company, in its capacity as the sole stockholder of Holdings, and Holdings, in its capacity as the sole stockholder of Merger Sub, have approved this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Holdings and Merger Sub hereby agree as follows:

                                   ARTICLE 1
                                   THE MERGER

         1.1 The Merger. In accordance with Section 251(g) of the DGCL and subject to, and upon the terms and conditions of, this Agreement, Merger Sub shall, at the Effective Time, be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). In the Merger, the Company will change its name to Pegasus Satellite Communications, Inc. Immediately after the merger, Holdings will amend its certificate of incorporation to change its name to Pegasus Communications Corporation. At the Effective Time, the effects of the Merger shall be as provided in Section 259 of the DGCL.

         1.2 Effective Time. The parties shall file this Merger Agreement, executed and certified in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware (the date and time of such filing being referred to herein as the "Effective Time") and shall make all other filings or recordings required under the DGCL to effectuate the Merger.

         1.3 Certificate of Incorporation. The Company Charter, as in effect immediately prior to the Effective Time, is hereby amended and restated, effective at the Effective Time, to be in the form attached hereto as Annex I, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation (the "Surviving Corporation Charter") until thereafter duly amended as provided therein or by the DGCL. All amendments to the Company Charter effected hereby are required or permitted by Section 251(g) and the DGCL.

         1.4 By-Laws. From and after the Effective Time, the Company By-laws, as in effect immediately prior to the Effective Time, shall constitute the By-laws of the Surviving Corporation (the "Surviving Corporation By-laws") until thereafter duly amended as provided therein or by applicable law.

         1.5 Directors. The directors of the Company in office immediately before the Effective Time shall automatically become the directors of the Surviving Corporation as of the Effective Time and will continue to hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and Surviving Corporation By-laws, or as otherwise provided by law.

         1.6 Officers. The officers of the Company in office immediately before the Effective Time shall automatically become the officers of the Surviving


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Corporation as of the Effective Time and will continue to hold office from the
Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and By-laws, or as otherwise provided by law.

                                   ARTICLE 2
                  ACTIONS TO BE TAKEN IN CONNECTION WITH MERGER

         2.1 Conversion of Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Holdings, Merger Sub, the Company or any holder of capital stock of the Company, Holdings or Merger Sub, (i) each share of Company Class A Common Stock (or fraction of a share of Company Class A Common Stock) issued and outstanding immediately prior to the Effective Time (including treasury shares) shall be converted into one duly issued, fully paid and nonassessable share (or equal fraction of a share) of Holdings Class A Common Stock, (ii) each share of Company Class B Common Stock (or fraction of a share of Company Class B Common Stock) issued and outstanding immediately prior to the Effective Time (including treasury shares) shall be converted into one duly issued, fully paid and nonassessable share (or equal fraction of a share) of Holdings Class B Common Stock, (iii) each share of Company Non-Voting Common Stock (or fraction of a share of Company Non-Voting Common Stock) issued and outstanding immediately prior to the Effective Time (including treasury shares) shall be converted into one duly issued, fully paid and nonassessable share (or equal fraction of a share) of Holdings Non-Voting Common Stock, and (iv) each share of Company Series A, B, C, D and E Preferred Stock shall be converted into one share of Holdings Series A, B, C, D and E Preferred Stock, respectively, and all such capital stock shall have the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof with respect to Holdings as such capital stock had prior to such conversion with respect to the Company.

         2.2 Conversion of Merger Sub Stock. At the Effective Time each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

         2.3 Cancellation of Holdings Stock. At the Effective Time, each share of Holdings Class A Common Stock that is owned by the Company immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist.

         2.4 Rights of Certificate Holders. From and after the Effective Time, holders of certificates formerly evidencing shares of Company Common Stock shall cease to have any rights as stockholders of the Company, except as provided by law.

         2.5 No Surrender of Certificates. Until thereafter surrendered for transfer or exchange, each outstanding stock certificate that, immediately prior to the Effective Time, evidenced Company Class A or B Common Stock, Company Non-Voting Common Stock or Company Series A, B, C, D or E Preferred Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of Holdings Class A or B Common Stock, Holdings Non-Voting Common Stock or Holdings Series A, B, C, D or E Preferred Stock, respectively,


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into which such shares of Company capital stock were converted pursuant to the provisions of Section 2.1 above.

         2.6 Benefit Plans and Conversion of Company Stock Options and Warrants.


                  (a) Holdings shall, from and after the Effective Time, perform all obligations of the Company pursuant to (i) the following stock-related plans (as each may have been amended) and any outstanding grant agreements thereunder: the Pegasus Communications 1996 Stock Option Plan, the Pegasus Communications Restricted Stock Plan, the Pegasus Communications Savings Plan and the Pegasus Communications Puerto Rico Savings Plan; and (ii) such other qualified and non-qualified plans, trust agreements, employment agreements and other documents and agreements related to employee benefits under which the Company has any obligation (the documents and agreements described in subclauses (i) and (ii) above are collectively referred to as the "Benefit Plans"). Holdings shall, from and after the Effective Time, assume and adopt all of the Benefit Plans (and any outstanding agreements thereunder) other than the Pegasus Communications Savings Plan and the Pegasus Communications Puerto Rico Savings Plan.

                  (b) At the Effective Time, each option and warrant, whether or not exercisable, to purchase shares of Company Class A Common Stock which is then outstanding and unexercised (a "Company Option" or a "Company Warrant," as the case may be), including without limitation Company Options issued pursuant to the Benefit Plans, shall cease to represent a right to acquire shares of Company Class A Common Stock and shall be converted automatically into an option or warrant to acquire, under the same terms and conditions as were applicable to such Company Option or Company Warrant immediately prior to the Effective Time, shares of Holdings Class A Common Stock, and Holdings shall assume each Company Option and Company Warrant and each option and warrant plan or agreement pursuant to which such Company Option and Company Warrant was granted, as the case may be. The number of shares of Holdings Class A Common Stock purchasable upon exercise of such Company Option or Company Warrant shall be equal to the number of shares of Company Class A Common Stock that were purchasable under such Company Option or Company Warrant immediately prior to the Effective Time. The terms of each Company Option and Company Warrant shall, in accordance with its terms, be subject to adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Holdings Class A Common Stock on or subsequent to the Effective Time. Notwithstanding the foregoing, the number of shares and the per share exercise price of each Company Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Internal Revenue Code (the "Code")) shall be adjusted in accordance with the requirements of Section 424 of the Code. Accordingly, with respect to any incentive stock options, fractional shares shall be rounded down to the nearest whole number of shares and where necessary the per share exercise price shall be rounded up to the nearest cent.

                  (c) At the Effective Time, each share of unvested restricted Company Class A Common Stock awarded under the Pegasus Communications Restricted Stock Plan shall be converted into a share of Holdings Class A Common Stock and shall be subject to the same restrictions, vesting schedule, and other terms and conditions.


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                  (d) At or prior to the Effective Time, Holdings shall reserve for issuance the number of shares of Holdings Class A Common Stock necessary to satisfy Holdings' obligations under this Section 2.6(a) and (b).

         2.7 Conversion of Company Series B, C, D and E Preferred Stock.

                  (a) At the Effective Time, each share of Series B, C, D and E Preferred Stock of Holdings issued upon conversion of the Series B, C, D and E Preferred Stock of the Company pursuant to Section 2.1 shall be convertible into Holdings Class A Common Stock under the same terms and conditions as were applicable to such preferred stock of the Company immediately prior to the Effective Time. The number of shares of Holdings Class A Common Stock issuable upon conversion of such preferred stock of Holdings shall be equal to the number of shares of Company Class A Common Stock that were issuable under the terms of the Certificate of Designation applicable to such preferred stock of the Company immediately prior to the Effective Time.

                  (b) As soon as practicable after the Effective Time, Holdings shall, if required by law or by the terms of the Company Preferred Stock or the Holdings Preferred Stock of the applicable series, deliver to each holder of an outstanding Series B, C, D and E Preferred Stock an appropriate notice setting forth such holder's rights pursuant thereto, and such preferred stock shall continue in effect on the same terms and conditions (including antidilution provisions).

                  (c) At or prior to the Effective Time, Holdings shall reserve for issuance the number of shares of Holdings Class A Common Stock necessary to satisfy Holdings' obligations under Section 2.7(a).

                                    ARTICLE 3
                                    COVENANTS

         3.1 Election of Directors. Immediately before the Effective Time, the Company, in its capacity as the sole stockholder of Holdings, shall elect each person who is then a member of the board of directors of the Company as a director of Holdings (and to be the only directors of Holdings), each of whom shall serve until the next annual meeting of shareholders of Holdings and until his successor shall have been elected and qualified or until such director's earlier resignation or removal.

         3.2 Further Assurances. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful actions which may be necessary or appropriate in order to effectuate the Merger. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take


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and do, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE 4
                            TERMINATION AND AMENDMENT

         4.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the boards of directors of the Company, Holdings and Merger Sub if it is determined that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and neither the Company, Holdings or Merger Sub nor their respective stockholders, directors or officers shall have any liability or rights with respect to such termination and abandonment.

         4.2 Amendments. This Agreement may be supplemented, amended or modified by the mutual consent of the boards of directors of the parties to this Agreement. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

                                   ARTICLE 5
                            MISCELLANEOUS PROVISIONS

         5.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

         5.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

         5.3 Entire Agreement. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements, arrangements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.



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         IN WITNESS WHEREOF, Holdings, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by the respective officers thereunto duly authorized.

                                           PEGASUS COMMUNICATIONS CORPORATION



                                           By: /s/ Scott A. Blank
                                              -------------------------------
                                              Name: Scott A. Blank
                                              Title:  Vice President


                                           PEGASUS HOLDINGS CORPORATION I



                                           By: /s/ Scott A. Blank
                                              -------------------------------
                                              Name:  Scott A. Blank
                                              Title:  Vice President


                                           PEGASUS MERGER SUB, INC.



                                           By: /s/ Scott A. Blank
                                              --------------------------------
                                              Scott A. Blank:  Scott A. Blank
                                              Vice President:  Vice President

         The undersigned hereby certifies in his capacity as Assistant Secretary of Pegasus Communications Corporation that this Agreement has been adopted pursuant to Section 251(g) of DGCL and that all conditions to the effectiveness of the Merger under Section 251(g) have been satisfied.



                                           /s/ Michael B. Jordan
                                           -----------------------------------
                                           Michael B. Jordan
                                           Assistant Secretary of Pegasus
                                           Communications Corporation


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                                                                         ANNEX I

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                     PEGASUS SATELLITE COMMUNICATIONS, INC.
               (formerly named Pegasus Communications Corporation)


         FIRST: The name of the Corporation is PEGASUS SATELLITE COMMUNICATIONS, INC. (the "Corporation").

         SECOND: The address of the Corporation's registered office in the State of Delaware is 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware, 19810. The name of the Corporation's registered agent at such address is Organization Services, Inc., in the County of New Castle.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 shares, divided into 250,000,000 shares of Class A Common Stock, par value $0.01 per share, 30,000,000 shares of Class B Common Stock, par value $0.01 per share, 200,000,000 shares of Non-Voting Common Stock, par value $0.01 per share, and 20,000,000 shares of Preferred Stock, par value $0.01 per share.

         No stockholder shall have any preemptive right to subscribe to or purchase any issue of stock or other securities of the Corporation, or any treasury stock or other treasury securities.

         The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights are as follows:

                               I. PREFERRED STOCK

         1. General. The Board of Directors shall have authority, by resolution, to divide any or all of the shares of Preferred Stock into, and to authorize the issue of, one or more series, and with respect to each such series to establish and, prior to the issue thereof, to fix and determine:

                  (a) a distinguishing designation for such series and the number of shares comprised by such series, which number may (except as otherwise provided by the Board of Directors in creating such series) be increased or decreased from time to time (but not below the number of shares then outstanding) by action of the Board of Directors;

                  (b) the rate and times at which and the other conditions on which dividends, if any, on the shares may be declared and paid or set aside for payment; whether the shares shall be entitled to any participating or other dividends in addition to dividends at the rate so determined and, if so, on what terms; and whether dividends shall be cumulative and, if so, from what date or dates and on what terms;

                  (c) whether or not the shares shall have voting rights, in addition to the voting rights provided by law and, if so, the terms and conditions thereof;

                  (d) whether the shares shall be convertible or exchangeable, at the option of either the holder or the Corporation or upon the happening of a specified event, and, if so, the terms and conditions of such conversion or exchange, including provisions for any adjustment of the conversion or exchange rate;

                  (e) whether or not the shares shall be redeemable and, if so, the terms and conditions, if any, upon which they may be redeemed, including the date or dates or event or events upon or after which they shall be redeemable, the cash, property or rights (including securities of the Corporation and of a corporation or corporations other than the Corporation) for which they may be redeemed, whether they shall be redeemable at the option of the holder or the Corporation, or both, or upon the happening of a specified event or events and the amount or rate of cash, property or rights (including securities of the Corporation and of a corporation or corporations other than the Corporation) per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, including provisions for any adjustment of the redemption prices or rates;

                  (f) whether any shares shall be redeemed through sinking fund payments and, if so, on what terms;

                  (g) the amounts payable upon shares in the event of voluntary or involuntary liquidation, dissolution, winding up or distribution of the assets of the Corporation; and

                  (h) the subject to the provisions of the next succeeding paragraph of this Section 1 of Part I, any other relative powers, preferences and rights and qualifications, limitations and restrictions of such series.

         In the resolution establishing a new series of Preferred Stock, the Board of Directors may provide for such additional rights, and with respect to rights as to dividends, redemption and liquidation, such relative preferences between shares of different series, as are not inconsistent with the rights of any outstanding shares of previously established series, and not inconsistent with any other provision of this Article FOURTH, but in the resolution creating a new series of Preferred Stock the Board of Directors may provide that such series shall have a preference over outstanding shares of any previously created series of Preferred Stock with respect to rights as to dividends, redemption and liquidation only to the extent that the resolutions of the Board of Directors authorizing such previously created series expressly so permit.

         All shares of Preferred Stock of all series shall be identical except as to the above mentioned rights and preferences which the Board of Directors is authorized as aforesaid to fix and determine. Except to the extent that the resolution of the Board of Directors establishing a particular series shall otherwise provide: (i) in case the stated dividends are not paid in full, all shares of Preferred Stock of all series shall participate ratably in the payment of dividends, including accumulated but unpaid dividends, in accordance with the sums which would be payable thereon if all dividends thereon were declared and paid in full, and (ii) in case amounts payable upon liquidation of all series are not paid in full, all shares of Preferred Stock of all series having a liquidation preference on a parity with one another shall participate ratably in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable thereon to holders of all shares of Preferred Stock were discharged in full.

         2. Dividends. When and as declared by the Board of Directors, in its discretion or upon the occurrence of conditions specified in the resolution of the Board of Directors authorizing a particular series of Preferred Stock (including, without limitation, the sole specified condition that funds for the payment of any dividend be legally available for the payment of dividends under the laws of the State of Delaware as in effect at the time any periodic dividend is declared or payable, in which event the Board of Directors, in considering the payment of a dividend on such a series of Preferred Stock, shall not exercise any element of discretion which it might otherwise exercise in determining whether a dividend should be declared and paid), the holders of the shares of Preferred Stock shall be entitled to receive out of any funds of the Corporation lawfully available for dividends under the laws of the State of Delaware, dividends at such fixed rate, if any (or, if participating, such participating rate and such fixed rate, if any), per share for each particular series, and no more, payable with such frequency and on such dates, and payable in cash, in property or in rights (including securities of the Corporation or of one or more corporations or other legal entities other than the Corporation), or a combination thereof, in each case as the Board of Directors may determine in fixing and determining the rights and preferences of such series as above provided. Except to the extent that the resolution of the Board of Directors establishing a particular series shall provide that dividends on shares of such series shall not be cumulative or shall otherwise provide, such dividends on the Preferred Stock shall be cumulative from the dates as follows:

                  (a) in the case of shares issued prior to the record date for the initial dividend on shares of the series of which such shares shall constitute a part, then from the date of issuance of such shares;

                  (b) in the case of shares issued during the period commencing immediately after the record date for a dividend on shares of such series and terminating at the close of the payment date for such dividend, then from such dividend payment date; and

                  (c) otherwise, from the dividend payment date next preceding the date of issuance of such shares.

         Accrued but undeclared or unpaid dividends on any shares of Preferred Stock shall not bear interest.

         Further restrictions with respect to dividends and distributions on, and acquisitions for value of, shares of Preferred Stock and shares of Class A Common Stock, Class B Common Stock and Non-Voting Common Stock are set forth in
Section 6 of this Part I.

         3. Redemption of Preferred Stock. Except as otherwise provided in
Section 6 of this Part I, and except to the extent that the resolution of the Board of Directors establishing a particular series shall provide that shares of such series (a) shall not be redeemable by the Corporation or (b) shall be redeemable by the Corporation only after a specified date or period or subject to any other condition or conditions or (c) shall be redeemable in another manner, the Corporation may redeem all or any of the outstanding shares of Preferred Stock, or all or any shares of any series thereof, at any time or from time to time, upon payment in respect of the shares so redeemed of the amount payable upon redemption thereof fixed as aforesaid by the Board of Directors in respect of the series of which such shares shall constitute a part, together in each case, to the extent that such shares have cumulative dividend rights, with an amount equal to all accumulated and unpaid dividends accrued thereon to the date of redemption, whether or not such dividends shall have been earned or declared (such price, including such amount equal to such accumulated and unpaid dividends, and whether payable in cash, property or rights or a combination thereof, as hereinafter provided, being hereinafter called the "redemption price"). In fixing the redemption price for shares of Preferred Stock of a particular series as aforesaid, the Board of Directors shall specify whether such redemption price shall be paid in cash, in property or in rights (including securities of the Corporation or of one or more legal entities other than the Corporation), or a combination thereof. If the redemption price of shares of a particular series may be paid in whole or in part in property or rights, the resolution fixing the redemption price shall specify the method to be followed in valuing the property or rights which may be used to make such payment.

         Any redemption by the Corporation shall be in such amount, at such place and in such manner as the Board of Directors shall determine. Except to the extent that the resolution of the Board of Directors authorizing a particular series of Preferred Stock shall otherwise provide, in the case of a redemption by the Corporation of less than all the outstanding shares of Preferred Stock of any series, the particular shares to be redeemed shall be selected by lot in such manner as the Board of Directors shall determine. Unless otherwise waived in writing by the holder thereof, notice of every redemption shall be mailed at least 30 days (or such shorter period as shall be specified in the resolutions of the Board of Directors establishing the particular series) prior to the date fixed for such redemption to the holders of record of the shares so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation.

         From and after the date fixed in any such notice as the date of redemption by the Corporation, unless default shall be made by the Corporation in providing the redemption price at the time and place specified for the payment thereof pursuant to said notice, all dividends on the shares of Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders in the Corporation, except the right to receive the redemption price upon surrender of their share certificates, shall cease and terminate, and such shares shall not be deemed outstanding for any purpose.

         The Corporation may, however, give or irrevocably authorize the Depositary hereinafter mentioned forthwith to give written notice (in the manner as the notice of redemption is required to be given as aforesaid) to the holders of all the shares of Preferred Stock selected for redemption by the Corporation that the redemption price has been or will on a date specified be deposited with a designated bank, bank and trust company, or private bank, which shall have an office in Wilmington, Delaware, Philadelphia, Pennsylvania, or New York, New York, and shall have a capital and surplus of not less than $25,000,000 (hereinafter called the "Depositary"), in trust for the account of the holders of such shares of Preferred Stock, and that such holders may receive the redemption price of such shares of Preferred Stock from such Depositary on or after the date of such deposit upon the surrender of their share certificates without awaiting the date fixed for redemption. In such event, if the redemption price shall have been so deposited by the Corporation with such Depositary, all rights as stockholders in the Corporation of the holders of the shares so called, except the right to receive the redemption price from such Depositary upon such surrender, shall cease and terminate upon the date of such deposit or the date of the giving of such notice or authority, whichever be later, and such shares of Preferred Stock shall thereafter not be deemed to be outstanding for any purpose; but if any shares so called for redemption shall at that time be convertible, the conversion privilege may be exercised in accordance with its terms, but not later than the close of business on the day prior to the date fixed for redemption. Any portion of the redemption price so deposited which represents the redemption price of convertible shares which are actually converted shall promptly be repaid by the Depository to the Corporation. Any remaining portion of the redemption price so deposited which shall remain unclaimed by the holders of such shares of Preferred Stock at the end of two years after the date so fixed for redemption shall be paid by such Depositary to the Corporation, after which the holders of such shares of Preferred Stock shall look only to the Corporation for payment of the redemption price thereof.

         Shares of Preferred Stock of any series redeemed, purchased or otherwise acquired may be cancelled by the Board of Directors and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

         4. Liquidation or Dissolution. Except to the extent that the resolution of the Board of Directors establishing a particular series, shall otherwise provide with respect to shares of such series, on any voluntary or involuntary liquidation or dissolution of the Corporation, before any payment or distribution shall be made to the holders of any Common Stock, the holders of the shares of Preferred Stock shall be entitled to be paid the amounts, if any, respectively fixed therefor as aforesaid by the Board of Directors in respect of each outstanding series of Preferred Stock, together in each case, to the extent such shares have cumulative dividend rights, with an amount equal to all accumulated and unpaid dividends thereon to the date of such payment, whether or not such dividends shall have been earned or declared.

         After such payment shall have been made in full to the holders of shares of Preferred Stock, they shall be entitled to no further payment or distribution, and the holders of Class A Common Stock, Class B Common Stock and Non-Voting Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

         A consolidation with or merger with or into any other corporation or corporations shall not be deemed a liquidation or dissolution of the Corporation within the meaning of this Section 4 of Part I.

         5. Voting Rights. Except to the extent that the resolution of the Board of Directors establishing a particular series shall otherwise provide, and except as otherwise provided herein or by law, at each meeting of stockholders of the Corporation, each holder of shares of Preferred Stock shall be entitled to one vote for each such share standing in his or her name on the books of the Corporation on each matter to come before the meeting.

         The resolution of the Board of Directors establishing a particular series may confer on holders of the shares of such series, voting separately or with holders of shares of Preferred Stock of other series, the right to elect a member or members of the Board of Directors at any time or from time to time.

         6. Restrictions on Dividends and Purchase of Shares of Preferred, Class A Common Stock, Class B Common Stock and Non-Voting Common Stock.

         (a) So long as any shares of Preferred Stock shall be outstanding, no dividend (other than dividends payable in shares of Class A Common Stock, Class B Common Stock or Non-Voting Common Stock) shall be paid or distribution shall be made on the shares of Class A Common Stock, Class B Common Stock or Non-Voting Common Stock, nor shall any shares of Class A Common Stock, Class B Common Stock or Non-Voting Common Stock be purchased, retired or otherwise acquired by the Corporation, unless in each such case:

                  (1) all accumulated and unpaid dividends, if any, on all outstanding shares of Preferred Stock for all past dividend periods shall have been paid and full dividends, if any, on all shares of Preferred Stock for the then current dividend period declared and a sum sufficient for the payment thereof set apart; and

                  (2) the Corporation shall not be in arrears in respect of any sinking fund obligation or obligations of a similar nature in respect of any series of Preferred Stock.

         (b) The resolutions of the Board of Directors establishing a particular series of Preferred Stock may provide that the payment of any dividend or the making of any distribution on, or the redemption, purchase or other acquisition (for sinking fund purposes or otherwise) by the Corporation of, shares of that series or any other series of Preferred Stock (but, in the case of any other series established before the series in question, only if the resolution of the Board of Directors establishing such other series so permits) shall be conditioned on:

                  (1) the payment of all accumulated and unpaid dividends, if any, on all outstanding shares of Preferred Stock of one or more specified series and the declaration of full dividends, if any, on all shares of Preferred Stock of one or more specified series for the then current dividend period and the setting apart of a sum sufficient for the payments thereof;

                  (2) the absence of any arrearage in respect of any sinking fund obligation or obligations of a similar mature in respect of one or more specified series of Preferred Stock; or

                  (3) any other condition specified in such resolution.

         7. Certain Matters Requiring Consent of Holders of Two-Thirds of Preferred Stock. So long as any shares of Preferred Stock shall be outstanding, and subject to the provisions of the last sentence of this Section 7 of Part I, the Corporation shall not, without the consent of the holders of at least two-thirds of the shares of Preferred Stock at the time outstanding, voting as a single class and not separately by series, given in person or by proxy, either in writing or at a meeting called for the purpose:

                  (a) adopt or effect any amendment to the Corporation's Certificate of Incorporation, including any amendment to the terms of any previously created series of Preferred Stock, other than an amendment of the nature described under Section 8 of this Part I, which would adversely affect the powers, preferences or special rights of the Preferred Stock; but if any such amendment shall adversely affect the powers, preferences or special rights of one or more, but not all, of the several series of Preferred Stock at the time outstanding, the consent of the holders of at least two-thirds of the shares then outstanding of those series adversely affected, voting together and not by series, shall be required in lieu of the consent of the holders of two-thirds of the Preferred Stock; or

                  (b) authorize any new class of stock which is senior to the Preferred Stock with respect to the payment of dividends or distributions on liquidation or dissolution.

Notwithstanding the foregoing provisions, the resolution of the Board of Directors creating a particular series may provide that the consent of the holders of the outstanding shares of such series shall not be required with respect to some or all of the foregoing matters and, to the extent so provided, such shares shall not be deemed outstanding for the purpose of applying the provisions of this Section 7 of Part I.

         8. Certain Matters Requiring Consent of Holders of Majority of All Outstanding Shares. The Corporation may increase the authorized number of shares of Preferred Stock, or authorize any new class of stock which is on a parity with the Preferred Stock with respect to the payment of dividends or distributions on liquidation or dissolution, by obtaining the affirmative vote, given in person or by proxy, of the holders of at least a majority of the then outstanding Class A Common Stock, Class B Common Stock and Preferred Stock, voting together and not by class.


                 II. CLASS A COMMON STOCK, CLASS B COMMON STOCK
                           AND NON-VOTING COMMON STOCK

         1. Dividends.

         (a) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as amended from time to time, the holders of Class A Common Stock, the holders of Class B Common Stock and the holders of Non-Voting Common Stock shall be entitled to receive such dividends and other distributions in cash or property of the Corporation, or, subject to subsection (b), securities or obligations of the Corporation, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; but except as provided in subsection (b), a dividend may be declared and paid on shares of either the Class A Common Stock, the Class B Common Stock or the Non-Voting Common Stock only if an identical dividend shall be simultaneously declared and paid on each share of each other class.

         (b) In the case of dividends or other distributions payable on the Class A Common Stock, the Class B Common Stock or the Non-Voting Common Stock, including distributions pursuant to stock splits or divisions of the Class A Common Stock, the Class B Common Stock or the Non-Voting Common Stock, (1) only Class A Common Stock shall be paid or distributed on the Class A Common Stock, only Class B Common Stock shall be paid or distributed on the Class B Common Stock, and only Non-Voting Common Stock shall be paid or distributed on the

Non-Voting Common Stock, and (2) any such payment or distribution on any class may be made only if parallel action is simultaneously taken in respect of each other class, so that the number of shares of each class outstanding immediately following such stock dividend, stock split or stock division shall bear the same relationship to each other as the number of shares of each class outstanding immediately before such stock dividend, stock split or stock division.

         (c) In the case of any decrease in the number of outstanding shares of the Class A Common Stock, the Class B Common Stock or the Non-Voting Common Stock resulting from a combination or consolidation of shares or other capital reclassification, parallel action shall be simultaneously taken in respect of each other class so that the number of shares of each class outstanding immediately following such combination, consolidation or capital reclassification shall bear the same relationship to each other as the number of shares of each class outstanding immediately before such combination, consolidation or capital reclassification.

         2. Voting.

         (a) At every meeting of stockholders and in respect of each action by consent in writing of the holders, every holder of Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to ten (10) votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation.

         (b) Except as may be otherwise required by law or by Section 2(c) of this Part II, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, and not separately by designated classes, on all matters with respect to which a vote of the stockholders of the Corporation is required or permitted under applicable law, including, without limitation, any amendment of this Certificate of Incorporation (whether any such amendment increases or decreases the number of authorized shares of Class A Common Stock, or otherwise), subject to any voting rights that may be granted to holders of Preferred Stock.

         (c) Notwithstanding Section 2(b) of this Part II, but subject to any voting rights that may be granted to holders of Preferred Stock, the following matters may be authorized only by the vote of the holders of a majority of the outstanding shares of the Class A Common Stock and a majority of the outstanding shares of the Class B Common Stock, voting as separate classes:

                  (i) the authorization or issuance (other than issuances that comply with Section 1(b)(2) of this Part II) of additional shares of Class B Common Stock after the closing date of the Corporation's initial public offering of shares of Class A Common Stock registered under the Securities Act of 1933; and

                  (ii) any amendment to this certificate of incorporation that has any of the following effects:

                           (1) any decrease in the voting rights per share of
                  the Class A Common Stock or any increase in the voting rights per share of the Class B Common Stock;

                           (2) any increase in the number of shares of Class A
                  Common Stock into which shares of Class B Common Stock are convertible, as provided herein;

                           (3) any relaxation on the restrictions on transfer of
                  the Class B Common Stock, as provided herein; or

                           (4) any change in the powers, preferences or special
                  rights of the Class A Common Stock or the Class B Common Stock adversely affecting the holders of the Class A Common Stock.

         (d) Except as may otherwise be required by law, the holders of the Non-Voting Common Stock shall have no voting rights, including, without limitation, on any amendment to this Certificate of Incorporation (whether any such amendment increases or decreases the number of authorized shares of Non-Voting Common Stock, or otherwise). In any case in which the holders of the Non-Voting Common Stock have voting rights required by law, including, without limitation, on any amendment of this Certificate of Incorporation, (1) every holder of Non-Voting Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Non-Voting Common Stock standing in his or her name on the transfer books of the Corporation, and (2) the holders of the Non-Voting Common Stock shall vote together with the holders of the Class A Common Stock and the Class B Common Stock and not as a separate class unless otherwise required by law.

         (e) Any act or transaction by or involving the Corporation that requires for its adoption under the Delaware General Corporation Law or this Certificate of Incorporation the approval of stockholders of the Corporation shall require, pursuant to Section 251(g) of the Delaware General Corporation Law, in addition to the approval of the Corporation's stockholders, the approval of the stockholders of Pegasus Communications Corporation (or any successor by merger), by the same vote as is required by the Delaware General Corporation Law or by this Certification of Incorporation.

         3. Transfer.

         (a) No person holding shares of Class B Common Stock of record (hereinafter called "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment, operation of law or otherwise, except to a Permitted Transferee. "Permitted Transferee" means:

                  (1) Marshall W. Pagon or any immediate family member of his;
         or

                  (2) any trust (including a voting trust), corporation, partnership or other entity, more than 50% of the voting equity interests of which are owned directly or indirectly by (or, in the case of a trust not having voting equity interests, which is more than 50% for the benefit of) and which is controlled by, one or more persons referred to in Section 3(a)(1) of this Part II; or

                  (3) the estate of any person referred to in Section 3(a)(1) of this Part II until such time as the property of such estate is distributed in accordance with his will or applicable law.

For purposes of the definition of "Permitted Transferee": (A) "immediate family member" means (i) the spouse or any parent of Marshall W. Pagon, (ii) any lineal descendant of a parent of Marshall W. Pagon, and (iii) the spouse of any such lineal descendant (parentage and descent in each case to include adoptive and step relationships); and (B) "control" of a trust, corporation or other entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the trust, corporation or other entity, whether through the ownership of voting securities, by agreement or otherwise.

         (b) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section 3. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may be transferred only to a Permitted Transferee or may be converted into shares of Class A Common Stock, as the pledgee may elect.

         (c) The following events shall result in the conversion of the applicable shares of Class B Common Stock into shares of Class A Common Stock:

                  (1) a Class B Holder shall transfer Class B Common Stock to a person or entity not a Permitted Transferee;

                  (2) a Class B Holder shall transfer to any person or entity not a Permitted Transferee, including, without limitation, a pledgee, the right to vote any Class B Common Stock, whether by agreement, voting trust or otherwise; or

                  (3) a trust, corporation, partnership or other entity holding Class B Common Stock ceases to meet the description contained in
         Section 3(a)(2) of this Part II.

If any of the foregoing events shall occur, all shares of Class B Common Stock subject to such transfer or then held by such trust, corporation, partnership or other entity, whichever is applicable, shall, without further act on anyone's part, be converted into shares of Class A Common Stock effective upon the date such event occurs, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits, documents or other proof as it deems necessary to establish that any person is a Permitted Transferee or to ascertain that none of the events described in this subsection (c) has occurred.

         (d) Shares of Class B Common Stock shall be registered in the names of a beneficial owner thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock means a person or entity that possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note on the certificates for shares of Class B Common Stock the existence of the restrictions on transfer imposed by this Section 3.

         4. Conversion Rights.

         (a) Subject to the terms and conditions of this Section 4, each share of Class B Common Stock shall be convertible at any time or from time to time, at the option of the respective holder thereof, at the office of any transfer agent for Class B Common Stock, and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, at the principal office of the Corporation, into one (1) fully paid and nonassessable share of Class A Common Stock. Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Class B Common Stock surrendered for conversion or on account of any dividends on the Class A Common Stock issuable on such conversion. Before any holder of Class B Common Stock shall be entitled to convert the same into Class A Common Stock, he shall surrender the certificate or certificates for such Class B Common Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation in blank or be accompanied by proper instruments of transfer to the Corporation in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that he elects so to convert said Class B Common Stock in accordance with the terms of this Section 4 and shall state in writing therein the name or names in which he wishes the certificate or certificates for Class A Common Stock to be issued. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class B Common Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Common Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Class A Common Stock to which he or she shall be entitled as aforesaid. Subject to the provisions of subsection (c) of this Section 4, such conversion shall be deemed to have been made as of the date of such surrender of the Class B Common Stock to be converted; and the person or persons entitled to receive the Class A Common Stock issuable upon conversion of such Class B Common Stock shall be treated for all purposes as the record holder of holder of such Class A Common Stock on such date.

         (b) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

         (c) The Corporation shall not be required to convert Class B Common Stock, and no surrender of Class B Common Stock shall be effective for that purpose, while the stock transfer books of Class A Common Stock or Class B Common Stock are closed for any purpose; but the surrender of Class B Common Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class B Common Stock was surrendered.

         (d) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares, but nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock held in the treasury of the Corporation. The Corporation covenants that if any shares of Class A Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Class A Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Class A Common Stock which shall be issued upon conversion of the shares of Class B Common Stock, will, upon issuance, be fully paid and nonassessable and not entitled to an preemptive rights.

         (e) Shares of Class A Common Stock, including shares originally issued upon conversion of Class B Common Stock, shall not be convertible into Class B Common Stock or any other class of stock.

         5. Subscription and Related Rights; Mergers and Other Transactions. In the event that rights to subscribe to Class A Common Stock, options or warrants to purchase Class A Common Stock, or any securities convertible into Class A Common Stock are offered or granted to all holders of Class A Common Stock, Class B Common Stock or Non-Voting Common Stock, parallel action shall be simultaneously taken in respect of each other class, so that the number of shares of each class that would be outstanding immediately after the exercise in full of such rights, options or warrants or the conversion of such convertible securities shall bear the same relationship to each other as the number of shares of each class outstanding immediately before the offer or grant of such rights, options, warrants or convertible securities. Except as provided in the following sentence, if there should be any merger, consolidation, purchase or acquisition of property or stock, separation, reorganization or liquidation of the Corporation, the holders of Class A Common Stock, the holders of Class B Common Stock and the holders of Non-Voting Common Stock shall receive the shares of stock, securities or other assets as would be issuable or payable upon such merger, consolidation, purchase or acquisition of such property or stock, separation, reorganization or liquidation as if the Class A Common Stock, the Class B Common Stock and the Non-Voting Common Stock were one and the same class of stock. Notwithstanding the foregoing, in the event of a merger or consolidation which, by its terms, contemplates that the holders of Class A Common Stock, Class B Common Stock and Non-Voting Common Stock will receive, in exchange for their Class A Common Stock, Class B Common Stock and Non-Voting Common Stock, capital stock of the surviving corporation, the holders of Class A Common Stock, Class B Common Stock and Non-Voting Common Stock shall be entitled (to the extent provided for in the terms of such merger or consolidation) to receive, in exchange for their Class A Common Stock, Class B Common Stock and Non-Voting Common Stock, respectively, shares of stock of the surviving corporation having substantially similar relative designations, preferences, qualification, privileges, limitations, restrictions (including, without limitation, restrictions on transferability) in the case of Class B Common Stock) and rights as the relative designations, preferences, qualifications, privileges, limitations, restrictions and rights of the Class A Common Stock, Class B Common Stock and Non-Voting Common Stock.

         6. Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, and after payment in full of amounts, if any, required to be paid to the holders of shares of stock having preferential liquidation rights, including without limitation the holders of Preferred Stock, the remaining assets of the Corporation shall be divided among and distributed ratably to the holders of Class A Common Stock, Class B Common Stock (including those persons who shall become holders of Class A Common Stock by reason of converting their shares of Class B Common Stock) and Non-Voting Common Stock, with no distinction between the Class A Common Stock, the Class B Common Stock and the Non-Voting Common Stock. A merger or consolidation of the Corporation with or into any corporation or other entity or a sale of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of its assets to stockholders) shall not be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation within the meaning of this Section 6.

         7. Other Rights. Except as expressly set forth in this Article FOURTH, each share of Class A Common Stock and Non-Voting Common Stock shall entitle the holder thereof to rights that are in all respects identical to the rights of a holder of Class B Common Stock.

         FIFTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation, except as specifically otherwise provided therein.

         SIXTH: A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited. No amendment or repeal of this Article SIXTH shall apply to or affect the liability or alleged liability of any director of the Corporation for or in respect of any act or omission of such director occurring before such amendment or repeal.